                                                                    Exhibit 23.2

Kvaerner Davy


Murray N. Hutchison
Senior Vice President





25 November 1996




Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401                                     Via Fax No. 1-303-279-3772

Gentlemen:

We hereby consent to the incorporation by reference into the Registration Statement of Canyon Resources Corporation (the "Company") on Form S-3 covering the registration of 20,000,000 shares of the Company's common stock, of our Mine Plan and Preliminary Feasibility Study dated September 1993 pertaining to the Company's McDonald Property as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Very truly yours,


/s/Murray N. Hutchison

Murray N. Hutchison

MNH:smr




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